Dryden Global Total Return Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               January 14, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for  Dryden Global
Total Return Fund, Inc.
          File Nos. 33-63943 and 811-04661

   On behalf of the Dryden Global Total
Return Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system.
Should you have any questions, please contact me at (973) 367-7503.

                              Very truly
                              yours,
                              /s/ Grace C.
                              Torres
                              Grace C. Torres
                              Treasurer